Exhibit 99.1

Motive, Inc. Reports Record Earnings for Fourth Quarter and Fiscal Year 2004

•	Exceeded fourth quarter consensus estimates for both core and total revenue

•	Fourth quarter pro forma earnings of $0.10 per diluted share also exceeded consensus estimates; GAAP earnings of $0.09 per diluted share

AUSTIN, Texas, Jan. 25, 2005 - Motive, Inc. (NASDAQ: MOTV), a leading provider of management software, today announced results for the fourth quarter and fiscal year 2004. Core revenue for the fourth quarter of 2004, which excludes services revenue acquired in business combination, was a record $25.3 million, a 12 percent increase over the fourth quarter of 2003. Motive’s total revenue for the fourth quarter of 2004 was $26.8 million. Core revenue for 2004 was $89.6 million, a 33 percent increase over 2003. Total revenue for 2004 was $98.0 million.

Motive’s pro forma net income for the fourth quarter of 2004 was $2.7 million or $0.10 per diluted share, compared to $1.9 million or $0.09 per diluted share for the fourth quarter of 2003. Motive’s GAAP net income for the fourth quarter of 2004 was $2.5 million or $0.09 per diluted share compared to $1.0 million or $0.05 per diluted share for the fourth quarter of 2003. Motive’s pro forma net income for 2004 was $5.5 million or $0.22 per diluted share, compared to $3.9 million or $0.19 per diluted share for 2003. Motive’s GAAP net income for 2004 was $0.4 million or $0.02 per diluted share, compared to a net loss of $1.2 million or $0.12 per diluted share for 2003.

A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

“This quarter’s results have made a significant contribution to a record year for Motive,” said Scott Harmon, CEO of Motive, Inc. “We exceeded expectations of our business, particularly with respect to growth, where focused execution translated into expanded market opportunities and strategic, long-term relationships with some of the world’s leading technology service providers. We are entering 2005 with a strong position, selling into a market that we believe holds significant opportunity.”

“Once again this quarter we delivered excellent results at both the top and bottom lines based on our ability to up-sell to existing customers and penetrate new and emerging markets with highly targeted product offerings,” said Logan Wray, COO of Motive, Inc. “Given the momentum we’re seeing in the service provider market, the growing demand among enterprise companies, and our continued product innovation, we are well-positioned to build on our success into 2005.”

In 2004, Motive had significant growth in the number of companies using its management software to build intelligent automation directly into a new generation of smart service-oriented networks. These now include 34 broadband service providers, nine of which are in the top 16 in North America, EMEA and Japan; two of the top CRM providers; and a leading application server provider. As a result, Motive’s software is now built into more than 200 broadband and corporate enterprise services, and has been used to manage more than 40 million end points worldwide.

Q4 2004 Highlights

•	Significantly expanded relationships with existing service provider customers, including Verizon, Bell Canada, Swisscom and UK provider One.Tel, all of whom will design Motive software into additional service offerings.

•	Added important new service provider wins including Iceland Telecom in Europe and ACCA Networks in Japan, bringing Motive’s total number of international customers to 20.

•	Added strategic enterprise customers including UnitedHealthcare and T-Systems, one of Europe’s leading systems integrators, as well as Motive’s first joint customer with IBM Global Services.

•	Developed a new service for Motive’s portfolio of on-demand solutions, On Demand for Broadband, which is designed to provide fast, easy and affordable solutions for automating broadband service management. This offering positions Motive to extend its reach to providers in untapped geographies or those looking to quickly bring emerging technologies to market.

Financial Outlook

Core revenue for the first quarter of 2005 is expected to be in the range of $23.0 million to $23.5 million, and total revenue for the first quarter of 2005 is expected to be in the range of $24.3 million to $24.8 million. Core revenue for the fiscal year 2005 is expected to be in the range of $108 million to $110 million, and total revenue is expected to be in the range of $112 million to $114 million. Pro forma earnings are expected to be $0.04 per diluted share for the first quarter of 2005 and in the range of $0.32 to $0.35 per diluted share for fiscal year 2005.

Conference Call Details

Motive has scheduled a conference call for 4:00 p.m. CDT today to discuss its fourth quarter and fiscal 2004 results. Listeners can access the conference call via webcast from the Investor Relations section of Motive’s website at www.motive.com or by dialing (800) 659-2037 and using the participant code 21059092. Presentation slides will accompany the call and can be accessed from the Investor Relations section of Motive’s website at www.motive.com. For those who cannot listen to the live broadcast of the call, a replay of the webcast will be available approximately two hours after the live call ends from the Investor Relations section of Motive’s website at www.motive.com or you can access a replay of the conference call at (888) 286-8010. The pass code for the replay is 98918472.

About Motive, Inc.

Motive, Inc. has pioneered a unique approach to designing management services into Internet-era networks, systems and applications. Motive’s software makes complex products and services self-managing, reducing overhead costs and optimizing customers’ return on investment. Companies worldwide have relied on Motive’s software to provide a range of problem remediation and configuration management tasks for more than 40 million endpoints. Founded in 1997, Motive is headquartered in Austin, Texas, and has offices in Europe and Asia. For more information, visit www.motive.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties concerning our expected financial performance, as well as our future business prospects and product and service offerings. Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. These potential risks and uncertainties include, among other things: our concentrated customer base; the mix of perpetual and term licenses; the effect of the timing of the recognition of revenue from products licensed; our typically long sales cycle; the dependence of our financial growth on the continued success and acceptance of our existing and new product and service offerings; our ability to market our products in new geographic areas; the compatibility of our software with hardware and software platforms that are used by our customers and their subscribers now or in the future; the ability to attract and retain key personnel; the intensely competitive nature of the market for our products and services; and the additional risk factors described in our SEC filings, which are available at the SEC’s website at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this release, and we assume no obligation to update any information contained in this press release.

Non-GAAP Financial Information

Motive has provided in this release certain financial information that has not been prepared in accordance with generally accepted accounting principles (GAAP). This information includes but is not limited to core revenue, pro forma net income and pro forma fully diluted earnings per share. These measures may be different from measures used by other companies. Our management uses these non-GAAP measures to evaluate our financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results, which is included in this press release.

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
	(unaudited)
Revenue:
License fees	$16,603	$16,344	$56,172	$42,957
Services:
Services	8,740	6,307	33,391	24,452
Acquired in business combination	1,408	4,321	8,406	24,883

Total services revenue	10,148	10,628	41,797	49,335

Total revenue	26,751	26,972	97,969	92,292

Cost of revenue:
License fees	239	248	742	1,999
Amortization of acquired technology	234	117	916	448
Services	6,964	7,602	28,517	30,818

Total cost of revenue	7,437	7,967	30,175	33,265

Gross margin	19,314	19,005	67,794	59,027

Operating expenses:
Sales and marketing	9,002	9,091	33,309	33,016
Research and development	4,546	4,828	18,213	16,869
General and administrative	2,227	1,913	8,654	7,951
Amortization of intangibles	802	763	3,179	2,381
Amortization of deferred stock compensation (1)	404	832	2,335	1,190
Business restructuring charge	—	—	—	1,422

Total operating expenses	16,981	17,427	65,690	62,829

Income (loss) from operations	2,333	1,578	2,104	(3,802)
Interest income (expense), net	195	(492)	(2,274)	(1,910)
Other income (expense), net	207	126	1,924	6,207

Income before income taxes	2,735	1,212	1,754	495
Provision for income taxes	218	188	1,327	1,705

Net income (loss)	$2,517	$1,024	$427	$(1,210)

Basic income (loss) per share	$0.10	$0.11	$0.02	$(0.12)

Diluted income (loss) per share	$0.09	$0.05	$0.02	$(0.12)

Shares used in computing basic income (loss) per share	25,686	9,651	17,972	9,832
Shares used in computing diluted income (loss) per share	27,690	21,252	24,900	9,832

(1) If the amortization of deferred stock compensation were allocated to specific operating statement line items, it would be allocated as follows:

Cost of services revenue	$9	$47	$109	$38
Sales and marketing	80	309	745	437
Research and development	121	290	716	331
General and administrative	194	186	765	384

	$404	$832	$2,335	$1,190

MOTIVE, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$57,679	$28,433
Short-term investments	11,535	—
Accounts receivable, net	18,823	21,276
Prepaid expenses and other current assets	3,104	2,437

Total current assets	91,141	52,146

Restricted cash	—	15,000
Property and equipment, net	6,850	7,008
Goodwill	56,409	59,143
Acquired technology, net	7,987	8,903
Other intangibles, net	8,414	11,593
Other assets	3,114	4,650

Total assets	$173,915	$158,443

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,547	$5,651
Accrued liabilities	7,282	17,684
Deferred revenue	11,576	13,886
Current portion of long-term debt	—	278

Total current liabilities	25,405	37,499
Deferred revenue	4,526	7,347
Long-term debt, net of current portion	—	6,026
Related party subordinated debt, net	—	10,757

Total liabilities	29,931	61,629

Redeemable convertible preferred stock:
Preferred Stock: $0.001 par value; 47,000,000 shares authorized, 10,322,056 shares issued and outstanding at December 31, 2003	—	119,785

Stockholders’ equity (deficit):
Common stock: $0.001 par value; 150,000,000 shares authorized, 25,760,868 shares issued and outstanding at December 31, 2004; 25,000,000 shares authorized, 9,723,131 shares issued and outstanding at December 31, 2003	26	10
Additional paid-in capital	234,417	69,734
Deferred stock compensation	(1,796)	(4,168)
Accumulated comprehensive loss	(724)	(181)
Accumulated deficit	(87,939)	(88,366)

Total stockholders’ equity (deficit)	143,984	(22,971)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$173,915	$158,443

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2004	2003
Cash flows from operating activities
Net income (loss)	$427	$(1,210)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	3,418	3,986
Amortization of deferred stock compensation	2,335	1,190
Amortization of debt discount	1,743	477
Amortization of intangibles	4,095	2,829
Accretion of discount on short-term investments	(4)	—
Other noncash items	(223)	(1,445)
Changes in operating assets and liabilities net of acquisitions	(8,865)	(29,587)

Net cash provided by (used in) operating activities	2,926	(23,760)

Cash flows from investing activities
Purchase of short-term investments	(11,529)	—
Proceeds from maturities of short-term investments	—	1,692
Restricted cash	15,000	(15,000)
Cash acquired in BroadJump acquisition	—	51,655
Cash used in BroadJump acquisition	—	(5,654)
Purchase of property and equipment	(3,298)	(4,125)

Net cash provided by investing activities	173	28,568

Cash flows from financing activities
Payments made on long-term debt	(6,304)	(9,256)
Payments made on subordinated debt	(12,500)	—
Proceeds from IPO	43,783	—
Proceeds from issuance of common stock	1,431	393
Repurchase of common stock	(263)	(240)

Net cash provided by (used in) financing activities	26,147	(9,103)

Net increase (decrease) in cash and cash equivalents	29,246	(4,295)
Cash and cash equivalents at beginning of period	28,433	32,728

Cash and cash equivalents at end of period	$57,679	$28,433

MOTIVE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
GAAP services revenue	$10,148	$10,628	$41,797	$49,335
Pro forma adjustments:
Services revenue acquired in business combination	1,408	4,321	8,406	24,883

Pro forma core services revenue	$8,740	$6,307	$33,391	$24,452

GAAP revenue	$26,751	$26,972	$97,969	$92,292
Pro forma adjustments:
Services revenue acquired in business combination	1,408	4,321	8,406	24,883

Pro forma core revenue	$25,343	$22,651	$89,563	$67,409

GAAP gross margin	$19,314	$19,005	$67,794	$59,027
Pro forma adjustments:
Amortization of acquired technology	234	117	916	448

Pro forma gross margin	$19,548	$19,122	$68,710	$59,475

Pro forma gross margin	73%	71%	70%	64%

GAAP income (loss) from operations	$2,333	$1,578	$2,104	$(3,802)
Pro forma adjustments:
Amortization of acquired technology	234	117	916	448
Amortization of intangibles	802	763	3,179	2,381
Amortization of deferred stock compensation	404	832	2,335	1,190
Business restructuring charge	—	—	—	1,422

Total pro forma adjustments	1,440	1,712	6,430	5,441

Pro forma income from operations	$3,773	$3,290	$8,534	$1,639

Pro forma operating margin	14%	12%	9%	2%

GAAP net income (loss)	$2,517	$1,024	$427	$(1,210)
Total pro forma adjustments affecting income (loss) from operations	1,440	1,712	6,430	5,441
Write-off of unamortized subordinated debt discount	—	—	1,511	—
Deduct other income from Peregrine legal settlement	—	—	(1,250)	—
Add back of tax per GAAP financial statements	218	188	1,327	1,705
Pro forma income tax expense calculated at 35% effective tax rate	(1,461)	(1,023)	(2,956)	(2,078)

Pro forma net income	$2,714	$1,901	$5,489	$3,858

GAAP shares used in computing diluted income (loss) per share	27,690	21,252	24,900	9,832
Pro forma adjustments:
Common shares subject to repurchase	—	—	—	61
Redeemable convertible preferred stock outstanding	—	—	—	10,131
Incremental shares related to stock warrants	—	—	—	455
Incremental shares related to stock options	—	—	—	245

Pro forma weighted average fully diluted shares outstanding	27,690	21,252	24,900	20,724

Pro forma fully diluted earnings per share *	$0.10	$0.09	$0.22	$0.19

*	Pro forma fully diluted earnings per share is calculated as pro forma net income divided by pro forma weighted average fully diluted shares outstanding.

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Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Media Contact:	Investor Contact:
Cybele Diamandopoulos	April Downing
Motive, Inc.	Motive, Inc.
512-506-4272	512-531-1038
cdiamand@motive.com	ir@motive.com